UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2017

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue Overland Park, Kansas 66211
(Address of principal executive office)(Zip Code)

(913) 696-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Overview

On July 26, 2017, YRC Worldwide Inc. (the “Company”) and certain of its subsidiaries (collectively, the “Loan Parties”) entered into that certain Amendment No. 4 and Refinancing Amendment, by and among the Loan Parties, Credit Suisse AG, Cayman Islands Branch (the “Agent”) and the several banks and other financial institutions or entities from time to time party thereto (the “Refinancing Amendment”), which amends that certain Credit Agreement, dated as of February 13, 2014, by and among the Company, the guarantors party thereto from time to time and the Agent (as previously amended, supplemented or modified, the “Credit Agreement”). All capitalized terms used but not defined herein shall have the meaning assigned to them in the Credit Agreement.

The Refinancing Amendment provides, among other things, that the outstanding term loans under the Credit Agreement are satisfied and discharged in full (the “Refinancing”) and the Company incurs Other Term Loans in the aggregate principal amount of $600.0 million (the “Tranche B-1 Facility”). In connection with the Refinancing, the Loan Parties voluntarily prepaid approximately $35.2 million in aggregate principal amount of outstanding term loans under the Credit Agreement. Substantially concurrently with the consummation of the Refinancing, the full amount of the Tranche B-1 Facility loans was drawn.

Set forth below are certain material terms relating to the Refinancing Amendment.

Interest Rate

The applicable margin for Tranche B-1 Facility loans depends on the Loan Parties’ total leverage ratio. If the Loan Parties’ total leverage ratio is greater than 2:1 as of the immediately preceding quarter, the applicable margin will be 7.50% in the case of ABR loans and 8.50% in the case of Eurodollar loans. If the total leverage ratio as of the end of the immediately preceding quarter is less than or equal to 2:1, the applicable margin will be 5.50% in the case of ABR loans and 6.50% in the case of Eurodollar term loans.

Incremental Indebtedness

The Loan Parties’ ability to incur incremental debt under the Credit Agreement is now subject to compliance with a senior secured leverage ratio of 2:1.

Prepayments and Premiums

Subject to certain exceptions, Tranche B-1 Facility loans are subject to mandatory prepayments in amounts equal to (i) specified percentages of the Loan Parties’ excess cash flow, subject to step downs based on the achievement of certain leverage ratios and minimum liquidity requirements, (ii) 100% of the net cash proceeds realized in connection with any sale-leaseback transactions or dispositions of real property, subject to limited exceptions, and (iii) 50% of the net cash proceeds realized in connection with the sale or issuance of equity interests of the Company in an aggregate amount up to $30.0 million for all such net proceeds. In other than the case of voluntary prepayments made with net cash proceeds from equity issuances, voluntary prepayments of Tranche B-1 Facility loans will require payment of, (x) prior to July 26, 2018, a make-whole premium based on a 1.00% premium plus interest through July 26, 2018 computed at a discount rate equal to the treasury rate plus 50 basis points, and (y) on and after July 26, 2018 but prior to July 26, 2019, a prepayment premium equal to 1% of the aggregate amount of the applicable Tranche B-1 Facility loans being prepaid.

Maturity and Amortization

The Tranche B-1 Facility loans will mature on July 26, 2022. In the event that on or before the date that is 60 days prior to the December 31, 2019 maturity of the pension fund obligations under the Contribution Deferral Agreement (the “CDA Obligations”), the specified maturity of the CDA Obligations have not have been extended (including in connection with any permitted refinancing thereof) to a date that is at least 91 days after the final maturity date of the Tranche B-1 Facility, the Tranche B-1 Facility loans will instead mature on November 1, 2019. The principal amount of the Tranche B-1 Facility loans amortizes in quarterly installments equal to 0.75% of the original principal amount of the Tranche B-1 Facility loans, with the balance payable at maturity.

Security

In connection with the Refinancing Amendment, the Loan Parties pledged to the Agent additional collateral to secure the obligations under the Tranche B-1 Facility. Such additional collateral consists of certain owned real property having an appraised value of $450,000 or greater (as of December 31, 2013 in the case of existing owned real property or measured as of the time such real property is acquired).

Certain Covenants

Capital expenditures made by the Company and its restricted subsidiaries in any fiscal year are not permitted to exceed the amounts set forth below:

Period	Amount
2017	$350,000,000
2018	$375,000,000
2019	$350,000,000
2020	$350,000,000
2021	$350,000,000
2022	$350,000,000

In addition, the Company’s total leverage ratio may not be greater than the amounts set forth below at the end of the identified test periods:

Period Ending	Maximum Total Ratio
September 30, 2017	3.75 to 1.00
December 31, 2017	3.50 to 1.00
March 31, 2018	3.50 to 1.00
June 30, 2018	3.50 to 1.00
September 30, 2018	3.50 to 1.00
December 31, 2018	3.50 to 1.00
March 31, 2019	3.25 to 1.00
June 30, 2019	3.25 to 1.00
September 30, 2019	3.25 to 1.00
December 31, 2019	3.00 to 1.00
March 31, 2020	3.00 to 1.00
June 30, 2020	3.00 to 1.00
September 30, 2020	2.75 to 1.00
December 31, 2020	2.75 to 1.00
March 31, 2021	2.75 to 1.00
June 30, 2021 and thereafter	2.50 to 1.00

The foregoing description of the Refinancing Amendment does not purport to be complete, and is qualified in its entirety by reference to the full text of the Refinancing Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above in Item 1.01 is incorporated by reference herein.

Item 8.01	Other Items.

The Company issued a press release on July 26, 2017 announcing entry into the Refinancing Amendment. A copy of the press release is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Amendment No. 4 and Refinancing Amendment to Credit Agreement, by and among the Company, certain of its subsidiaries, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent.

99.1	Press Release dated July 26, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

By:	/s/ Brianne L. Simoneau
Brianne L. Simoneau
Vice President and Controller

Date: July 26, 2017

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